Filed Pursuant to Rule 424(b)(7)
Registration No. 333-279585

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 21, 2024)

35,000,000 Shares

LifeStance Health Group, Inc.

Common Stock

The selling stockholders identified in this prospectus supplement are offering 35,000,000 shares of common stock, par value $0.01 per share (the “common stock”), of LifeStance Health Group, Inc. (the “Company”). The Company is not selling any shares of common stock under this prospectus supplement and will not receive any proceeds from the sale of shares by the selling stockholders.

Subject to the completion of this offering, we intend to purchase from the underwriter 6,000,000 shares of our common stock that are subject to this offering at a price per share equal to the price per share paid by the underwriter to the selling stockholders in this offering (the “Share Repurchase”). The repurchased shares of common stock will no longer be outstanding after this offering. The underwriter will not receive any compensation for the shares of our common stock being purchased by us. The offering is not conditioned upon the completion of the Share Repurchase. We cannot assure you that this offering or the Share Repurchase will be consummated. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of our common stock subject to the Repurchase.

The Company’s common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “LFST.” On May 6, 2026, the last sale price of the common stock as reported on Nasdaq was $7.36 per share.

	Public Offering Price	Underwriting Discounts and Commissions(1)(2)	Proceeds to Selling Stockholders (Before Expenses)
Per Share	$8.15	$0.13	$8.02
Total	$285,250,000	$3,770,000	$280,700,000

(1)	No underwriting discount will be paid on the shares of common stock sold to us pursuant to the Share Repurchase.
(2)

We have agreed to reimburse the underwriter for certain expenses in connection with this offering, other than underwriting discounts and commissions that will be borne by the selling stockholders. See “Underwriting” beginning on page S-11 of this prospectus supplement for additional information regarding underwriting compensation.

Investing in the Company’s common stock involves risks. See “Risk Factors” beginning on page S-4 and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock on or about May 12, 2026, through the book-entry facilities of The Depository Trust Company.

J.P. Morgan

The date of this prospectus supplement is May 7, 2026.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and supplements information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or in the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any other document subsequently filed with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the titles of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

We are responsible for the information contained in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectus. None of the Company, any selling stockholder or any underwriter has authorized anyone to provide you with any different or additional information or to make any representations about information that is not contained or incorporated by reference in this prospectus supplement, any accompanying prospectus or in any free writing prospectus that we may provide you in connection with this offering. We, the selling stockholders and the underwriter do not take any responsibility for and can provide no assurance as to the reliability of any other information or representations that others may give you.

None of the Company, any selling stockholder or any underwriter is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may provide you in connection with this offering or other offering material filed by us with the SEC is accurate only as of the date of those documents or such information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless stated otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business,” “LifeStance” and “our Company” and similar references refer to LifeStance Health Group, Inc. and its consolidated subsidiaries and supported practices.

FOR INVESTORS OUTSIDE THE UNITED STATES: NONE OF THE COMPANY, ANY SELLING STOCKHOLDER OR ANY UNDERWRITER HAS DONE ANYTHING THAT WOULD PERMIT THIS OFFERING OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY FREE WRITING PROSPECTUS WE MAY PROVIDE TO YOU IN CONNECTION WITH THIS OFFERING IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, OTHER THAN IN THE UNITED STATES. YOU ARE REQUIRED TO INFORM YOURSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS RELATING TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY SUCH FREE WRITING PROSPECTUS OUTSIDE OF THE UNITED STATES.

S-ii

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding our Company.

We are incorporating by reference into this prospectus supplement certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus supplement. This prospectus supplement incorporates by reference the following (excluding any portions of such documents that have been or are deemed to have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026 (our “Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026 (our “Quarterly Report”);

•	the portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into our Annual Report, filed with the SEC on April 22, 2026;

•

our Current Reports on Form 8-K filed with the SEC on February 25, 2026 (except, with respect to the foregoing, for portions of such report which were deemed to be furnished and not filed), March 2, 2026 and March 11, 2026; and

•	the description of our securities (including the common stock) contained in Exhibit 4.2 to our Annual Report, and any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information that has been or is deemed to have “furnished” but not “filed” under the Exchange Act, including information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which will not be incorporated by reference herein. Any such filings, or any portion of such filings as specified above, shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any of the reports and documents referred to above that have been or will be incorporated by reference into this prospectus supplement. You should direct requests for those documents to:

LifeStance Health Group, Inc.

4800 N. Scottsdale Road, Suite 2500

Scottsdale, Arizona 85251

Attention: Investor Relations

investor.relations@lifestance.com

S-iii

We maintain an internet site at www.lifestance.com. Our SEC filings are also available free of charge at our website. Our website and the information contained on, or accessible through, our website shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which it forms a part.

S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement or in our other documents that are incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words. For example, all statements we make relating to: our ability to grow our business, expand access to our patients and our payors and invest in our platform; our plan to partner with additional hospital systems, large primary care groups and other specialist groups; our expectation that we will continue to open new centers and acquire new centers; our growth rates and financial results; our plans and objectives for future operations, growth or initiatives and strategies; and our expected market opportunity are forward-looking statements. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include:

•	if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be materially harmed;

•

we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies;

•

if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy;

•	our growth depends on our ability to recruit, acquire and retain clinicians;

•	we operate in a competitive industry, and if we are not able to compete effectively, our business and financial performance would be harmed;

•

our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems;

•

we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition;

•

we are dependent on our relationships with supported practices, which we do not own, to provide healthcare services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges;

•	if we are unable to adapt to healthcare reform legislation and other changes in the healthcare industry and in healthcare spending, our business could be harmed;

•

if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners;

S-v

•	our existing indebtedness could adversely affect our business and growth prospects; and

•

the other factors set forth under “Risk Factors” in our Annual Report and Quarterly Report, as amended, revised or supplemented by subsequent filings with the SEC that have been or will be incorporated by reference herein.

For the reasons described above, we caution you against placing undue reliance on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement made by us in this prospectus supplement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes thereto in our Annual Report and Quarterly Report and the documents incorporated by reference herein, before deciding whether to invest in our common stock.

Overview

Our vision is a truly healthy society where mental and physical healthcare are unified to make lives better. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable and personalized mental healthcare. To fulfill this mission, we have built one of the nation’s largest outpatient mental health platforms based on the number of clinicians we employ through our subsidiaries and our supported practices and our geographic scale. We are dedicated to improving the lives of our patients by reimagining mental health through a tech-enabled in-person and virtual care delivery model built to expand access, address affordability, improve outcomes and lower overall healthcare costs. We combine a personalized, digitally-powered patient experience with differentiated clinical capabilities and in-network insurance relationships to fundamentally transform patient access and treatment. By revolutionizing the way mental healthcare is delivered, we believe we have an opportunity to improve the lives and health of millions of individuals.

We employed 8,349 licensed mental health clinicians through our subsidiaries and supported practices in 33 states as of March 31, 2026. Our clinicians offer patients a comprehensive, multidisciplinary suite of mental health services, spanning psychiatric evaluations and treatment, psychological and neuropsychological testing, and individual, family and group therapy. We treat a broad range of mental health conditions, including anxiety, depression, bipolar disorder, eating disorders, psychotic disorders and post-traumatic stress disorder. Patients can receive care virtually through our online delivery platform or in-person at one of our conveniently located centers. Through our payor relationships, including national contracts with multiple payors, patients can utilize their in-network benefits when they receive care from one of our clinicians, enhancing access and affordability.

Corporate Information

On January 28, 2021, LifeStance Health Group, Inc. was incorporated in the state of Delaware. Our principal executive office is located at 4800 N. Scottsdale Road, Suite 2500, Scottsdale, Arizona 85251. Our telephone number is (602) 767-2100. Our website address is www.lifestance.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this filing, and you should not consider any information contained on, or that can be accessed through, our website as part of this filing. We are a holding company, and all of our business operations are conducted through our subsidiaries and supported practices.

Our common stock is listed on Nasdaq under the symbol “LFST.”

Share Repurchase

Subject to the completion of this offering, we have agreed to purchase from the underwriter 6,000,000 shares of our common stock that are subject to this offering having an aggregate value of $48,120,000 at a price per share equal to the price at which the underwriter is purchasing the shares from the selling stockholders in this offering. The terms and conditions of the Share Repurchase were reviewed and approved by a committee consisting of disinterested members of our Board of Directors. We intend to fund the Share Repurchase with cash on hand. The Share Repurchase will be completed under our previously announced share repurchase program, which does not obligate us to acquire any particular amount of common stock, has no end date, and may be modified, suspended or discontinued at any time.

Following the closing of the Share Repurchase, we intend to retire the shares we purchase from the underwriter, and those shares of common stock will no longer be outstanding.

The underwriter will not receive any compensation for the shares of common stock being repurchased by us. See “Underwriting.”

The offering is not conditioned upon the completion of the Share Repurchase. However, the completion of the Share Repurchase is contingent on the closing of this offering, and therefore the Share Repurchase will not be consummated unless and until the closing of this offering occurs.

This description and the other information in this prospectus supplement regarding the Share Repurchase are included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of the common stock subject to the Share Repurchase.

THE OFFERING

Common stock offered by the selling stockholders:	35,000,000 shares of common stock.

Common stock to be outstanding after this offering and the Share Repurchase:	381,834,432 shares of common stock (taking into consideration the repurchase by us of 6,000,000 shares of our common stock from the selling stockholders in connection with the Share Repurchase).

Share Repurchase:	Subject to completion of this offering, we have agreed to repurchase 6,000,000 shares of our common stock from the underwriter having an aggregate value of $48,120,000 at a price per share equal to the price paid by the underwriter to the selling stockholders in this offering. The Share Repurchase was reviewed and approved by a committee of disinterested members of our Board of Directors. We intend to fund the Share Repurchase with cash on hand. See “—Share Repurchase” above.

Use of proceeds:	The selling stockholders will receive all of the proceeds from the sale of common stock in this offering. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. See “Use of Proceeds.”

Risk factors:	You should carefully consider the information set forth herein under “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement, including the “Risk Factors” in our Annual Report, before deciding whether to purchase shares of common stock.

Nasdaq trading symbol:	“LFST”

The number of shares of common stock to be outstanding after this offering as set forth above is based on 387,834,432 shares of common stock as of April 29, 2026, and except as otherwise indicated excludes:

•	19,758,144 shares of our common stock issuable upon the vesting of our restricted stock units outstanding under the LifeStance Health Group, Inc. 2021 Equity Incentive Plan (the “2021 Plan”);

•	13,475,901 shares of our common stock issuable upon the exercise of options outstanding under the 2021 Plan with a weighted average exercise price of $7.42;

•	81,333,583 shares of our common stock reserved for issuance under the 2021 Plan; and

•	25,816,936 shares of our common stock reserved for issuance under the LifeStance Health Group, Inc. 2021 Employee Stock Purchase Plan.

RISK FACTORS

Investing in our common stock involves risks. You should carefully review the risk factors and other cautionary statements described under the section entitled “Risk Factors” in our Annual Report, which is incorporated by reference in this prospectus supplement, and any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement, and in any free writing prospectus that we provide you in connection with this offering. The risks and uncertainties discussed in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects and the market price of the common stock. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity, results of operations, prospects and the market price of the common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

Risks Related to this Offering

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and our ability to raise funds in new stock offerings.

Sale of a substantial number of shares of our common stock in the public markets following this offering, or the perception that these sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities. In addition, the selling stockholders and certain other stockholders have certain registration rights that require us to register the sale of common stock held by them, including in connection with underwritten offerings.

We may issue common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt-to-equity, as consideration in acquisitions or for other reasons. We cannot predict the effect, if any, that future sales or issuances of shares of our common stock or other equity securities, or the availability of shares of our common stock or any other equity securities for future sale or issuance, will have on the trading price of our common stock.

The price of our common stock is volatile and may fluctuate significantly, which could negatively affect us and holders of our common stock.

The trading price of our common stock is volatile and may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease, perhaps significantly. Other factors that may affect the market price of our common stock include announcements relating to significant corporate transactions; fluctuations in our quarterly and annual financial results; operating and stock price performance of companies that investors deem comparable to us; future sales by us or our subsidiaries of equity, equity-related or debt securities; the amount, if any, of dividends that we pay on our common stock; anticipated or pending investigations, proceedings or litigation that involve or affect us; changes in regional, national or global financial markets and economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility; and changes in government regulation or proposals relating to us. In addition, the U.S. and global securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic and industry factors may negatively affect the price of our common stock, regardless of our operating performance. You may not be able to sell your shares of our common stock at or above the public offering price, or at all. Any volatility of or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using our common stock.

USE OF PROCEEDS

All shares of our common stock sold in this offering will be sold by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We have agreed to pay certain expenses related to this offering, other than underwriting discounts and commissions that will be borne by the selling stockholders.

SELLING STOCKHOLDERS

The following tables show information as of April 29, 2026, regarding the beneficial ownership of our common stock by the selling stockholders and information with respect to the shares of common stock to be beneficially owned by the selling stockholders after the completion of this offering, including the Share Repurchase. The percentages of shares outstanding provided in the table are based on a total of 387,834,432 shares of common stock outstanding on April 29, 2026. The number of shares and percentages of beneficial ownership after this offering and the Share Repurchase set forth below are based on the number of shares of our common stock issued and outstanding immediately after the completion of this offering and the Share Repurchase assuming the selling stockholders sell 35,000,000 shares of common stock offered by this prospectus supplement, and assuming that the Share Repurchase of 6,000,000 shares is consummated shortly after completion of this offering.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC, which generally includes any shares over which a person exercises sole or shared voting and/or investment power. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Except as otherwise indicated by the footnotes, the entities named in the table below have sole voting and investment power with respect to all shares of common stock held by the respective entity.

	Shares Beneficially Owned Before this Offering		Shares Offered Hereby	Shares Beneficially Owned After this Offering and the Share Repurchase(1)
Name of Beneficial Owner	Number	Percentage		Number	Percentage
TPG VIII Lynnwood Holdings Aggregation, L.P.(2)	140,026,557	36.1%	28,281,943	111,744,614	29.3%
Summit Partners and its affiliates(3)	29,209,776	7.5%	5,899,661	23,310,115	6.1%
Shama LLC(4)	1,391,246	*	287,517	1,103,729	*
Vitthal LLC(5)	1,274,448	*	287,517	986,931	*
Eric Shuey Gift Trust(6)	1,110,924	*	243,362	867,562	*

*	Less than one percent.
(1)	Gives effect to the repurchase by us from the underwriter of 6,000,000 shares.
(2)

TPG VIII Lynnwood Holdings Aggregation, L.P., a Delaware limited partnership, directly holds 140,026,557 shares of common stock. The general partner of TPG VIII Lynnwood Holdings Aggregation, L.P. is TPG GenPar VIII, L.P., a Delaware limited partnership, whose general partner is TPG GenPar VIII Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Operating Group I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Operating Group II, L.P., a Delaware limited partnership, whose general partner is TPG Holdings II-A, LLC, a Delaware limited liability company, whose sole member is TPG GPCo, LLC, a Delaware limited liability company, whose sole member is TPG Inc., a Delaware corporation, over whose shares of Class B common stock (which represent a majority of the combined voting power of the common stock) TPG GP A, LLC, a Delaware limited liability company, exercises direct or indirect control. TPG GP A, LLC is controlled by entities owned by James G. Coulter and Jon Winkelried. Messrs. Coulter and Winkelried disclaim beneficial ownership of the securities held by TPG VIII Lynnwood Holdings Aggregation, L.P., except to the extent of their pecuniary interest therein, if any. The address of each of TPG GP A, LLC and Messrs. Coulter and Winkelried is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(3)

Summit Partners, L.P. has shared voting and dispositive power with respect to 29,209,776 shares, Summit Partners Growth Equity Fund IX-A, L.P. has shared voting and dispositive power with respect to 17,886,858 shares, Summit Partners Growth Equity Fund IX-B, L.P. has shared voting and dispositive power with respect to 11,168,308 shares, Summit Investors GE IX/VC IV (UK), L.P. has shared voting and dispositive power with respect to 13,062 shares, Summit Partners Entrepreneur Advisors Fund II, L.P. has shared voting and dispositive power with respect to 16,691 shares, and Summit Investors GE IX/VC IV, LLC has shared voting and dispositive power with respect to 124,857 shares. In this offering: (a) Summit Partners Growth Equity Fund IX-A, L.P. will sell 3,612,708 shares; (b) Summit Partners Growth Equity Fund IX-B, L.P. will sell 2,255,726 shares; (c) Summit Investors GE IX/VC IV, LLC will sell 25,218 shares; (d) Summit Partners Entrepreneur Advisors Fund II, L.P. will sell 3,371 shares; and (e) Summit Investors GE IX/VC IV (UK), L.P. will sell 2,638 shares. The principal business address of the foregoing persons is 222 Berkeley Street, 18th Floor, Boston, MA 02116.
(4)

Shares held by Shama LLC may be deemed to be beneficially owned by Robert Bessler, a director of the Company. The address for Shama LLC is c/o LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 2500, Scottsdale, Arizona 85251.

(5)

Shares held by Vitthal LLC may be deemed to be beneficially owned by Robert Bessler, a director of the Company. The address for Vitthal LLC is c/o LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 2500, Scottsdale, Arizona 85251.

(6)

Shares held by the Eric Shuey Gift Trust may be deemed to be beneficially owned by Eric Shuey, a director of the Company. The address for the Eric Shuey Gift Trust is c/o LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 2500, Scottsdale, Arizona 85251.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of certain material U.S. federal income and estate tax consequences of the ownership and disposition of shares of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of shares of our common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with non-U.S., state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income and estate tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

You should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of shares of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in shares of our common stock, the excess will be treated as gain from the disposition of shares of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussion of FATCA (as defined herein) below under “—Additional Withholding Requirements.” However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding and FATCA (as defined herein), any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of that disposition or the period that the non-U.S. holder held our common stock, and, in the case where our common stock is considered regularly traded on an established securities market for this purpose, the non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within such period. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

In a situation in the first bullet point or the third bullet point immediately above, a non-U.S. holder will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses realized in the same year even though the individual is not considered a resident of the United States.

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes. Information Reporting and Backup Withholding.

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). Under proposed U.S. Treasury regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

UNDERWRITING

J.P. Morgan Securities LLC is acting as the underwriter in this offering. We and the selling stockholders have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
J.P. Morgan Securities LLC	35,000,000

Total	35,000,000

The underwriter is committed to purchase all the shares of common stock offered by the selling stockholders if it purchases any shares. The underwriting agreement also provides that if the underwriter defaults the offering may be terminated.

The underwriter proposes to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement. No underwriting discount will be paid on the shares of common stock sold to us pursuant to the Share Repurchase. After the initial offering of the shares to the public, if all of the shares of common stock are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriter. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

	Public Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Stockholders (Before Expenses)
Per Share	$8.15	$0.13	$8.02
Total	$285,250,000	$3,770,000	$280,700,000

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $500,000. We have agreed to reimburse the underwriter for expenses relating to the clearance of this offering with the FINRA up to $15,000.

A prospectus supplement in electronic format may be made available on the website maintained by the underwriter. The underwriter may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We, all of our directors and officers and the selling stockholders have agreed that, without the prior written consent of the underwriter, we and they will not, and will not publicly disclose an intention to, during the period ending 75 days after the date of this prospectus supplement (the “Restricted Period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for any common stock (such securities, together with the common stock, the “Restricted Securities”);

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities; or

•	file any registration statement with the SEC relating to the offering of Restricted Securities,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the underwriter, we or such other person will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Restricted Securities; provided that, to the extent such person has demand and/or piggyback registration rights, the foregoing shall not prohibit such person from notifying us privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Restricted Period and undertaking any preparations related thereto.

The restrictions described in the immediately preceding paragraph (the “Lock-Up Restrictions”) do not apply to:

(a)	transactions relating to Restricted Securities acquired in open market transactions after the completion of this offering;

(b)	transfers of Restricted Securities as a bona fide gift or to a charitable organization or non-profit educational institution in a transaction not involving a disposition of value;

(c)

transfers of Restricted Securities (i) as a result of the operation of law through estate, other testamentary document or intestate succession, (ii) to any immediate family member of the lock-up party or any trust for the direct or indirect benefit of the lock-up party or any immediate family member of the lock-up party, (iii) pursuant to a court order, qualified domestic order or in connection with a divorce settlement; provided that such Restricted Securities remain subject to the Lock-Up Restrictions, and, in the case of transfers under the foregoing clause (iii) only, if the lock-up party is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock during the Restricted Period, the lock-up party shall include a statement in such report to the effect that such transfer occurred by operation of law or pursuant to a court order, qualified domestic order or in connection with a divorce settlement, as applicable; provided further, that no other public announcement or filing related to such transfer shall be required or shall be voluntarily made during the Restricted Period;

(d)	distributions of Restricted Securities to limited partners, members, nominees, stockholders or holders of similar equity interests in the lock-up party not involving a disposition for value;

(e)

transfers of Restricted Securities to a corporation, partnership, limited liability company, investment fund or other entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the lock-up party, or is wholly owned by the lock-up party and/or by members of the immediate family of the lock-up party, or, in the case of an investment fund, that is managed by, or is under common management with, the lock-up party; provided that if the lock-up party is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the lock-up party shall include a statement in any such report regarding the circumstances of the transfer;

(f)

transfers to us in connection with the exercise or settlement of stock options, restricted stock units or other equity awards pursuant to any plan or agreement granting such an award to our or our affiliates’ employees or other service providers as described in the registration statement on Form S-3 or any prospectus or preliminary prospectus related to this offering (including in filings with the SEC that are incorporated by reference herein); provided that any remaining shares of common stock received upon such exercise or settlement will be subject to the Lock-Up Restrictions; and provided further that if the lock-up party is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the lock-up party shall include a statement in any such report to the effect that (i) such transfer is in connection with the vesting or settlement of restricted stock units or incentive units, or the “net” or “cashless” exercise of options or other rights to purchase shares of common stock, as applicable, and (ii) the transaction was only with us;

(g)	dispositions to us upon our exercise of our right to repurchase or reacquire the lock-up party’s Restricted Securities in the event the lock-up party ceases to provide services to us pursuant to agreements in effect on the date of and as described in the registration statement on Form S-3 or the prospectus related to this offering (including in filings with the SEC that are incorporated by reference herein), that permit us to repurchase or reacquire, at cost, such securities upon termination of the lock up party’s services to us or our affiliates; provided that any filing under Section 16(a) of the Exchange Act relating to such disposition shall clearly indicate in the footnotes thereto that the Restricted Securities were repurchased or reacquired by us;

(h)

transfers of shares of common stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of common stock involving a “change of control” (as defined below) of us that occurs after the consummation of this offering, is open to all holders of our capital stock and has been approved by our board of directors; provided, that if such change of control is not consummated, such shares shall remain subject to the Lock-Up Restrictions (for the purposes of this exception, a “change of control” is defined as any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than us, becomes or would become the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting stock of us or the surviving entity);

(i)

if permitted by our bylaws, corporate policies and applicable laws, the establishment of a trading plan on behalf of any of our stockholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock (a “10b5-1 Plan”), provided that (i) such plan does not provide for the transfer of shares of common stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up party or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of common stock may be made under such plan during the Restricted Period;

(j)

the sale or transfer of shares of common stock pursuant to a 10b5-1 Plan in effect as of the date hereof (an “Existing Plan”), provided that (i) such Existing Plan will note be amended or otherwise modified to increase the shares of common stock scheduled for sale thereunder during the Restricted Period and (ii) to the extent a public filing under the Exchange Act, if any, is required in connection with such sale or transfer, such filing shall include a statement to the effect that the sale or transfer was made pursuant to such Existing Plan;

(k)

pledges to any third-party pledgee in a bona fide, arm’s length transaction, to the extent necessary for bona fide business purposes, as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing agreement for the benefit of the undersigned and or its affiliates, provided that the terms of such pledge shall provide that the underlying Restricted Securities may not be transferred to the pledgee until the expiration of the Restricted Period; and

(l)	the transfer of shares of common stock by the selling stockholders to the underwriter in connection with this offering;

provided that in the case of any gift, transfer, distribution or pledge pursuant to clause (b), (c), (d), (e) or (k), each donee, transferee, distributee or pledgee, as applicable, shall sign and deliver a lock-up agreement substantially in the form thereof attached to the underwriting agreement.

The Lock-Up Restrictions also do not apply to us with respect to certain transactions, including (A) the issuance by us of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement, (B) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of our Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the Restricted Period, (C) the grant by us of awards under equity incentive plans (including employee stock purchase plans) or other similar arrangements (D) the filing of a registration statement on Form S-8 (or the equivalent form) with the SEC in connection with an employee stock compensation plan or agreement of our Company and (E) the issuance of shares of common stock or other securities (including securities convertible into shares of common stock) in connection with the acquisition by us or any of our subsidiaries of the securities, businesses, joint ventures, products or technologies, properties or other assets of another person or entity or pursuant to any equity incentive plan or arrangement, or any employee benefit plan, assumed by us in connection with any such transaction (or any equity incentive plan or arrangement, or any employee benefit plan, to the extent used to issue awards, substitute awards or securities related to any such transaction); provided that the aggregate amount of Restricted Securities (on an as converted, as exercised or as exchanged basis) that we may sell or issue or agree to sell or issue pursuant to clause (D) shall not exceed 10% of the total number of shares of our common stock issued and outstanding immediately following the completion of the transactions contemplated by the underwriting agreement determined on a fully diluted basis.

The underwriter, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Our common stock is listed on Nasdaq under the symbol “LFST.”

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

The selling stockholders expect to deliver the shares against payment for the shares on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the second business day following the date of this prospectus supplement. Under Rule 15c6-1 of the Securities Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle in T+2, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of shares who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. Given the underwriter does not have an option to purchase additional shares from us or from the selling stockholders, all such short sales are “naked” short sales. As a result, the underwriter must cover any short positions by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the underwriter purchases common stock in the open market in stabilizing transactions or to cover short sales, the underwriter that sold those shares as part of this offering may be required to repay the underwriting discount received by them. These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us, the selling stockholders or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and nonfinancial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to the us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of our shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

(c)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the shares of common stock shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person in a Relevant State who initially acquires our shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of the shares of common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of the shares of common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below. In connection with the offering, the underwriter is not acting for anyone other than the selling stockholders and will not be responsible to anyone other than the selling stockholders for providing the protections afforded to its clients nor for providing advice in relation to the offering.

United Kingdom

None of the securities offered hereby have been offered or will be offered pursuant to this offering to the public in the United Kingdom except that the securities may be offered to the public in the United Kingdom at any time:

(a) where (i) the offer is conditional on the admission of the securities to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the securities being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

(b) to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

(c) to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriters for any such offer; or

(d) in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities offered hereby in the United Kingdom means the communication to any person which presents sufficient information on: (a) the securities to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the securities, and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom who is not a relevant person should not act or rely on the information included in this prospectus supplement or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement relates to may be made or taken exclusively by relevant persons.

Canada

The shares of common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

The underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Japan

The shares of our common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Australia

This prospectus supplement:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares of our common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares of common stock under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Dubai International Financial Centre (“DIFC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Switzerland

The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under. art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the shares of common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

Ropes & Gray LLP, Boston, MA, will pass upon the validity of the common stock offered by this prospectus supplement. Kirkland & Ellis LLP, New York, NY, will act as counsel to the underwriter.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

LifeStance Health Group, Inc.

Common Stock

This prospectus solely covers the resale by selling stockholders of shares of common stock, par value $0.01 per share (the “common stock”), of LifeStance Health Group, Inc. The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of common stock at any time and from time to time, in one or more offerings, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

This prospectus describes the general manner in which these securities may be offered and sold. Each time any of the selling stockholders offer and sell shares of our common stock, such selling stockholders will provide the specific terms of any offering of these securities in a prospectus supplement or free writing prospectus. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus we or the selling stockholders may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, before you invest.

This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.

The selling stockholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The selling stockholders reserve the sole right to accept, and any selling stockholder and any agents, dealers, underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. The applicable prospectus supplement or free writing prospectus will set forth the names of the agents, dealers or underwriters, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. The names of the selling stockholders will be set forth in the applicable prospectus supplement or free writing prospectus.

We will not receive any proceeds from the sale of the shares of common stock by any selling stockholders. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “LFST.” On May 20, 2024, the last sale price of our common stock as reported on Nasdaq was $7.51 per share.

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2, in any accompanying prospectus supplement and in the documents we have incorporated by reference herein and therein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic shelf registration statement, the selling stockholders, who will be named in a prospectus supplement, may offer, at any time and from time to time, in one or more offerings, together or separately, shares of common stock described in this prospectus and the applicable prospectus supplement in amounts, at prices and on other terms to be determined at the time of the applicable offering.

This prospectus relates solely to the common stock that the selling stockholders may offer from time to time.

This prospectus is not complete and does not contain all of the information that you should consider before making an investment in our common stock described in this prospectus. This prospectus provides you with a general description of our common stock the selling stockholders may offer. To the extent required by applicable law, each time the selling stockholders sell shares of common stock, the selling stockholders will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. A supplement to this prospectus or a free writing prospectus may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information.

We are responsible for the information contained in this prospectus, the accompanying prospectus supplement and any permitted free writing prospectus. Neither we, any selling stockholder nor any underwriter that may be named in a future prospectus supplement has authorized any other person to provide you with any different or additional information that is not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus that we may provide to you in connection with an offering. Neither we nor any selling stockholders take responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. You should carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under “Where You Can Find More Information; Incorporation of Certain Documents by Reference” before making an investment decision. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part.

This prospectus does not constitute, and any accompanying prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described herein will not constitute, an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Unless stated otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business,” “LifeStance” and “our Company” and similar references refer to LifeStance Health Group, Inc. and its consolidated subsidiaries and supported practices. References to “our employees” and “our clinicians” refer collectively to employees and clinicians, respectively, of our subsidiaries and supported practices. References to “our patients” refer to the patients treated by such clinicians.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding us.

We are incorporating by reference into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus. This prospectus incorporates by reference the following (excluding any portions of such documents that have been or are deemed to have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024 (our “Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024 (our “Quarterly Report”);

•	the portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into our Annual Report, filed with the SEC on April 23, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on February 2, 2024 (only Item 8.01), March 12, 2024 and May 9, 2024 (only Item 5.02); and

•	the description of our securities (including our common stock) contained in Exhibit 4.2 to our Annual Report, and any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered by the relevant prospectus supplement are sold or the offering is otherwise terminated, with the exception of any information that has been or is deemed to have been “furnished” but not “filed” under the Exchange Act, including information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which will not be incorporated by reference herein. Any such filings, or any portion of such filings as specified above shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report with the SEC or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

LifeStance Health Group, Inc.

4800 N. Scottsdale Road, Suite 2500

Scottsdale, Arizona 85251

Attention: Investor Relations

investor.relations@lifestance.com

We maintain an internet site at www.lifestance.com. Our SEC filings are also available free of charge at our website. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus or in our other documents that are incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, the economy, future plans and strategies, and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words. For example, all statements we make relating to: our ability to grow our business, expand access to our patients and our payors and invest in our platform; our plan to partner with additional hospital systems, large primary care groups and other specialist groups; our expectation that we will continue to open de novo centers and acquire new centers; our growth rates and financial results; our plans and objectives for future operations, growth or initiatives and strategies; and our expected market opportunity are forward-looking statements.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include:

•	if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed;

•

we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies;

•

if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy;

•	our ability to recruit new clinicians and retain existing clinicians;

•

we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition;

•

we are dependent on our relationships with supported practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges;

•	we operate in a competitive industry, and if we are not able to compete effectively, our business and financial performance would be harmed;

•	the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business;

•

if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners;

•

our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems;

•	our existing indebtedness could adversely affect our business and growth prospects; and

•

the other factors set forth under “Risk Factors” in our Annual Report, as amended, revised or supplemented by subsequent filings with the SEC that have been or will be incorporated by reference in this prospectus.

For the reasons described above, we caution you against placing undue reliance on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

THE COMPANY

We are reimagining mental health through a tech-enabled care delivery model built to expand access, address affordability, improve outcomes and lower overall healthcare costs. We are one of the nation’s largest outpatient mental health platforms based on the number of clinicians we employ through our subsidiaries and our supported practices and our geographic scale, employing 6,866 licensed mental health clinicians as of March 31, 2024. Our patient-focused platform combines a personalized, digitally-powered patient experience with differentiated clinical capabilities and in-network insurance relationships to fundamentally transform patient access and treatment. By revolutionizing the way mental healthcare is delivered, we believe we have an opportunity to improve the lives and health of millions of individuals.

Our model is built to empower each of the healthcare ecosystem’s key stakeholders—patients, clinicians, payors and primary care and specialist physicians—by aligning around our shared goal of delivering better outcomes for patients and providing high-quality mental healthcare.

LifeStance Health Group, Inc. is a Delaware corporation. Our shares of common stock are listed on Nasdaq under the symbol “LFST.” Our principal executive offices are located at 4800 N. Scottsdale Road, Suite 2500, Scottsdale, Arizona 85251, and our telephone number is (602) 767-2100. Our website address is www.lifestance.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this filing and you should not consider any information contained on, or that can be accessed through, our website as part of this filing. We are a holding company and all of our business operations are conducted through our subsidiaries and supported practices.

RISK FACTORS

Investing in our common stock involves risks. You should carefully review the risk factors and other cautionary statements, including those described under the section entitled “Risk Factors” in our most recent Annual Report, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, which have been or will be incorporated by reference in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement or free writing prospectus. The risks and uncertainties in the documents referred to above, as well as other matters discussed in those documents, could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects and the market price of our common stock. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity, results of operations, prospects and the market price of our common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common stock by any selling stockholders. All of the shares of our common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of common stock being offered by the selling stockholders.

SELLING STOCKHOLDERS

Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had within the past three years with the Company, the beneficial ownership of our common stock by the selling stockholders, the number of shares to be offered by the selling stockholders and the percentage to be owned by the selling stockholders after completion of the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by (i) the provisions of our amended and restated certificate of incorporation and our second amended and restated bylaws (our “bylaws”), each of which have been filed as exhibits to the registration statement of which this prospectus is a part, and (ii) certain provisions of Delaware law. For more information on how you can obtain our amended and restated certificate of incorporation and bylaws, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Our authorized capital stock consists of 800,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, $0.01 per share. As of May 1, 2024, 382,287,766 shares of common stock and no shares of preferred stock are outstanding.

Common Stock

Dividend rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as the Board of Directors may determine from time to time.

Voting rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock have no cumulative voting rights.

Preemptive rights. Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.

Conversion or redemption rights. Our common stock is neither convertible nor redeemable.

Liquidation rights. Upon our liquidation, the holders of our common stock will be entitled to receive pro rata our assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preferred Stock

Our Board of Directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our Board of Directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock and the market value of our common stock. Upon consummation of this offering, there will be no shares of preferred stock outstanding, and we have no present intention to issue any shares of preferred stock.

Stockholders Agreement

In connection with our initial public offering, we entered into a stockholders agreement with certain of our stockholders, including investment entities affiliated with TPG Global, LLC (“TPG”), Summit Partners (“Summit”) and Silversmith Capital Partners (“Silversmith” and, together with TPG and Summit, the “Principal Stockholders”), pursuant to which such parties have specified board representation rights, governance rights and other rights.

Registration Rights

Certain of our stockholders, including investment entities affiliated with our Principal Stockholders and certain of our executive officers, are entitled to rights with respect to the registration of shares of common stock under the Securities Act. These registration rights are contained in a registration rights agreement that we entered into with such stockholders in connection with our initial public offering.

Anti-Takeover Effects of Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they may also discourage acquisitions that some stockholders may favor.

These provisions include:

•

Classified board. Our amended and restated certificate of incorporation provides that our Board of Directors is divided with respect to the time for which directors severally hold office into three classes of directors. As a result, approximately one-third of our Board of Directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board of Directors. Our Board of Directors is currently composed of 10 members.

•

No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting.

•

Requirements for removal of directors. Directors may only be removed for cause. However, any director who is designated for nomination by a Principal Stockholder pursuant to the terms of our stockholders agreement may be removed with or without cause by such Principal Stockholder with the approval of the holders of the majority of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, subject to the terms of our stockholders agreement.

•

Advance notice procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our Company.

•

Actions by written consent; special meetings of stockholders. Our amended and restated certificate of incorporation provides that, following the date on which our Principal Stockholders no longer beneficially own a majority of our common stock, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our amended and restated certificate of incorporation also provides that, except as otherwise required by law, special meetings of the stockholders can only be called by or at the direction of the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

•

Supermajority approval requirements. Certain amendments to our certificate of incorporation and shareholder amendments to our bylaws will require the affirmative vote of at least two-thirds of the voting power of the outstanding shares of our capital stock entitled to vote thereon.

•

Authorized but unissued shares. Our authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval. The existence of authorized but unissued shares of preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, subject to limited exceptions, the state or federal courts within the State of Delaware will be exclusive forums for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws, (4) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our bylaws or (5) any other action asserting a claim against us that is governed by the internal affairs doctrine; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or to any claim for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the U.S. federal district courts shall be the exclusive forum for the resolution of any claims arising under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware and certain federal securities law, these provisions may have the effect of discouraging lawsuits against our directors and officers.

Section 203 of the DGCL

We have elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the DGCL (“Section 203”), an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions):

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon the completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated pursuant to Section 203; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

While we will not be subject to any anti-takeover effects of Section 203, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that investment funds affiliated with our Principal Stockholders will not be deemed to be an “interested stockholder,” regardless of the percentage of our voting stock owned by investment funds affiliated with our Principal Stockholders, and accordingly we will not be subject to such restrictions.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy in the business opportunities of our Principal Stockholders and each of their respective partners, principals, directors, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Company, and each such party shall not have any obligation to offer us those opportunities unless presented to one of our directors or officers in his or her capacity as a director or officer.

Limitations on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation limits the liability of our directors and officers to the fullest extent permitted by Delaware law and requires that we will provide them with customary indemnification. We have also entered into customary indemnification agreements with each of our directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. We also maintain officers’ and directors’ liability insurance that insures against liabilities that our officers and directors may incur in such capacities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Listing

Our common stock is listed on Nasdaq under the symbol “LFST.”

PLAN OF DISTRIBUTION

This prospectus relates to the possible resale, from time to time, by the selling stockholders to be identified in a prospectus supplement of our common stock.

The selling stockholders may, from time to time, sell any or all of the common stock offered hereby directly to one or more purchasers or through one or more underwriters, broker-dealers or agents, or through a combination of any of these methods of sale. The selling stockholders will be responsible for any underwriting discounts or agent’s commissions attributable to the resale of the shares of our common stock. Shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between such selling stockholders and any underwriter, broker-dealer or agent who receives fees or commissions in connection with a sale. The selling stockholders may use any one or more of the following methods when selling shares:

•	on Nasdaq or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through one or more agents;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	through loans or pledges of our common stock to a broker-dealer who may sell shares of our common stock so loaned or, upon a default, may sell or otherwise transfer the pledged stock;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act or other available exemptions from the registration requirements of the Securities Act rather than under this prospectus or any applicable prospectus supplement.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers which may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of our common stock short and deliver the shares of our common stock to close out such short position. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares of our common stock, which shares may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders, or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).

With respect to a particular offering of shares of common stock held by the selling stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific shares of common stock to be offered and sold;

•	the names of the selling stockholders;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	any option under which underwriters may purchase additional shares of common stock from the selling stockholders in the offering;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholders.

The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Underwriters, broker-dealers or agents may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, broker-dealers or agents may be required to make in respect thereof.

The selling stockholders will be subject to the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling stockholders and their affiliates, as applicable.

There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part.

LEGAL MATTERS

Ropes & Gray LLP, Boston, MA, will pass upon the validity of the common stock offered by this prospectus. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

35,000,000 Shares

LifeStance Health Group, Inc.

Common Stock

Prospectus Supplement

J.P. Morgan

May 7, 2026